FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the

                         Securities Exchange Act of 1934


                      SPORTS INFORMATION & PUBLISHING CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               COLORADO                                         84-1579760
----------------------------------------                   -------------------
(State of incorporation or organization)                   (I.R.S. Employer
                                                           Identification No.)


      1869 W. LITTLETON BOULEVARD, LITTLETON, COLORADO                  80120
      ------------------------------------------------                ----------
        (Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:       None

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:

                                                333-81318   (if applicable)
                                                ------------

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
                     ---------------------------------------
                                (Title of class)

Item 1. Description of Securities to be Registered.

     Incorporated by reference to the Registration Statement on Form SB-2, SEC File No. 333-81318, and specifically the section entitled "Description of our Common Stock" of the Prospectus forming a part of the Registration Statement.

Item 2. Exhibits.

          The  following   Exhibits  are   incorporated  by  reference  in  this
          Registration Statement from the Registration Statement on Form SB-2:

          Exhibit No.
          -----------

          1 Articles of Incorporation of the Company as filed with the Colorado Secretary of State on March 1, 2001.



          2 Form of Certificate for Common Stock, $.001 par value per share.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           SPORTS INFORMATION & PUBLISHING CORP.




Date:  August 14, 2002                     By:  /s/ Michael D. Tanner
       ---------------                          ----------------------------
                                                Michael D. Tanner, President